EXHIBIT 10.40


                                    ADDENDUM

Addendum to the Master Accounts Receivable Purchase and Security Agreement between New Horizon Capital, LLC (NHC) and ONESOURCE TECHOLOGIES, INC.,(Client) dated July 3, 2003. It has been agreed as follows:

                         Section 1- Financial Covenants

1. Until requested otherwise by NHC, Client shall provide the following financial statements and reports to NHC:

     a. Monthly financial statements in a form reasonably acceptable to NHC, shall be delivered to NHC within thirty (30) days of the end of each month. The monthly statements shall include a certification by the chief executive officer of Client that the monthly statements, (1) have been prepared in accordance with generally accepted accounting principles and are consistent with prior financial statements submitted to NHC, (2) accurately represent the actual financial condition of Client as of the date thereof, and (3) accurately represent the results of operations for the period covered thereby.

     b. Client shall provide month end Accounts Payable aging and Accounts Receivable aging within ten (10) days of the end of the month.

     c. On a monthly basis Client shall provide NHC adequate proof of 940 & 941 payments within ten (10) days of the end of each month.

     d. On a monthly basis Client shall provide NHC copies of all company bank statements within ten (10) days of the end of each month.

     e. Within thirty (30) days of the end of each month, Client shall submit to NHC a compliance certificate in a form acceptable to NHC certifying and showing that Client is in compliance with the financial covenants stated above. The compliance certificate shall be signed by the chief executive officer and principal financial officer of Client.

     f. Within 90 days of the Client's fiscal year end, Client shall provide NHC with a set of compiled financial statements prepared by an accounting firm selected by Client and reasonably acceptable to NHC. In addition, Client will provide to NHC on or before the due dates, including extensions, copies of the Client's corporate federal and state income tax returns along with evidence that any tax liability has been paid in full. The Client's owners shall provide to NHC on or before the due dates, including extensions, copies of their personal Federal and Arizona income tax returns along with evidence that any tax liability has been paid in full.

                           Section 2- Other Covenants

2. Until requested otherwise by NHC, Client shall adhere and agrees to the following:

     a. Client shall submit written credit approval requests to NHC (form to be provided by NHC) for all customers and potential customers prior to a funding request. With the credit approval request, Client will provide NHC with any credit information provided by the customer, i.e. a credit application, trade and bank references, and/or financial statements. If credit information sufficient to approve the amount of credit required by the customer has not been provided, it may at NHC's discretion be requested.

     b. As long as the Master Accounts Receivable Purchase and Security Agreement is in effect, Client agrees not to make principal payments to Investors, individuals or directors for the notes payable listed in
          Note 5 of the 12/31/02 financial statement without the written approval of NHC.
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     c.   *Final approval is wholly contingent upon a review satisfactory to NHC by the NHC credit committee of all financial documentation, business and personal credit reports, and Secured Party and Lien Searches.

Dated:_________________________



New Horizon Capital, LLC                      ONESOURCE TECHNOLOGIES, INC.

-------------------------------               --------------------------
Eric Atencio, Co-Managing Member              Michael Hirschey, CEO



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